AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1997
                                                 REGISTRATION NO. 333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

              PACIFIC ANIMATED IMAGING CORPORATION
     (Exact name of registrant as specified in its charter)

      DELAWARE                                           11-2964894
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                     Identification Number)

              326 FIRST STREET, SUITE 100
                 ANNAPOLIS, MD  21403
                    (410) 263-7761
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           NONQUALIFIED STOCK OPTION PLAN NO. 7
                 (Full Title of the Plan)

                      JOHN J. CADIGAN
           PRESIDENT AND CHIEF EXECUTIVE OFFICER
           PACIFIC ANIMATED IMAGING CORPORATION
                326 FIRST STREET, SUITE 100
                   ANNAPOLIS, MD  21403
                      (410) 263-7761
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        COPIES TO:
                 MICHAEL JOSEPH, ESQUIRE
                   DYER ELLIS & JOSEPH
              600 NEW HAMPSHIRE AVE., NW
                WASHINGTON, D.C.  20037
                      (202) 944-3000

                  CALCULATION OF REGISTRATION FEE


    Title of Each Class of        Amount To Be        Proposed Maximum        Proposed Maximum
 Securities To Be Registered       Registered          Offering Price             Aggregate         Registration Fee (1)
                                                       Per Share (1)         Offering Price (1)
Common Stock..................       100,000                $2.00                 $200,000                 $60.61
==============================  =================  ======================  =======================  =====================

(1) CALCULATED PURSUANT TO RULE 457(H)(1) BASED UPON THE EXERCISE PRICE OF OPTIONS TO PURCHASE 100,000 SHARES OF COMMON STOCK ISSUED UNDER THE PLAN.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission by the Company are incorporated in this Registration Statement by reference:

         1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 1996.

         3. The Company's Current Report on Form 8-K dated August 2, 1996, as amended November 14, 1996.

         4. The description of the Company's Common Stock contained in the Prospectus included in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (File No. 33-97776), incorporated by reference into the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors, officers, employees and other agents under certain circumstances and subject to certain limitations. The Company's Bylaws provide that the Company shall indemnify its directors and officers under the circumstances and subject to the limitations set forth in the DGCL and gives the Company authority to purchase insurance with respect to such indemnification.

         The Company has entered into indemnification agreements (the "Indemnification Agreements") with certain officers and directors. Each Indemnification Agreement provides, among

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



other things, for: (i) indemnification by the Company of such individual to the fullest extent permitted by the law as of the date of the Indemnification Agreement against any and all expenses, judgments, fines, and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that the indemnification is not permitted under the law; and (ii) the prompt advancement of expenses to any Indemnitee in connection with his or her defense against any threatened or pending claim. Similar indemnification agreements may from time to time be entered into with additional officers of the Company or other employees or agents of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 5.1       Opinion of counsel as to legality of securities being registered.

10.1       Nonqualified Stock Option Plan No. 7.

23.1 Consent of counsel (contained in opinion of counsel filed as Exhibit 5.1).

23.2       Consent of Lanese & Associates, Inc.

23.3       Consent of Coopers & Lybrand, L.L.P.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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



      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on March 21, 1997.

                                 PACIFIC ANIMATED IMAGING CORPORATION

                              By:/s/ JOHN J. CADIGAN
                                 John J. Cadigan
                                 President and Chief Executive Officer

                            POWER OF ATTORNEY

         We, the undersigned officers and directors of Pacific Animated Imaging Corporation, hereby severally constitute and appoint John J. Cadigan and Suzanne
C. Brown, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                          DATE

/s/ JOHN J. CADIGAN                 Chairman of the Board and    March 21, 1997
---------------------------
John J. Cadigan                     Chief Executive Officer
                                (Principal Executive Officer)

/s/ SUZANNE C. BROWN                Chief Financial Officer      March 21, 1997
---------------------------
Suzanne C. Brown                   (Principal Financial and
                                     Accounting Officer)

/s/ A. DAVID ROSSIN                 Director                     March 21, 1997
A. David Rossin, Ph.D.


/s/ FREDERICK PETTIT                Director                     March 21, 1997
Frederick Pettit



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